UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2006

TORNADO GOLD INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50146	94-3409645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3841 Amador Way, Reno, Nevada 89502
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (775) 827-2324

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Other Events.

Tornado Gold International Corp., a Nevada corporation, today announced that, effective August 23, 2006, we acquired from Golden Cycle Gold Corporation, or Golden Cycle, its Illipah gold prospect in White Pine County, Nevada. More specifically, we acquired from Golden Cycle all of its right, title, and interest in Golden Cycle’s Illipah gold prospect. It is an exploration property situated in eastern Nevada at the southern extension of the Carlin Trend (T 18N, R 58E) and consists of 191 unpatented federal Bureau of Land Management lode mining claims, approximately 3,820 acres.

We tendered $50,000 to Golden Cycle on or about August 23, 2006. We also agreed to tender $50,000 and to issue 50,000 restricted shares of our common stock within 90 thereafter, an additional 100,000 restricted shares of our common stock within an additional 90 days, and an additional 200,000 restricted shares of our common stock by August 23, 2007. We will assume Golden Cycle’s obligations in an underlying exploration and mining lease agreement on the claims, and granted to Golden Cycle a production royalty of two percent of net smelter returns on all rents and mineral production from the property. We also obligated ourselves to pay $48,006.50 for (A) United States Department of the Interior Bureau of Land Management mining claim maintenance fees, (B) annual maintenance and filing fees to White Pine County, Nevada, and (C) advanced minimum royalty payments to Carl Pescio, one of our directors, and Janet Pescio under an August 31, 2001, agreement between the Pescios and Golden Cycle. We have agreed to register all of such shares for re-sale within 6o days of the closing date (as defined in the Definitive Agreement) but not later than 150 days after August 23, 2006. We also agreed to use our best efforts to cause it to be declared effective as soon as practicable thereafter, but within 120 days after the closing date and no later than 210 days after August 23, 2006.

We have the option, exercisable at any time prior to commercial production on any of the Illipah claims, to reduce the Golden Cycle production royalties from two percent to one percent by paying Golden Cycle one million dollars in cash or in gold bullion priced as of the August 24, 2006 closing price of gold on the New York Commodity Exchange. We also agreed to undertake an exploration program on the Illipah property and related area of interest, and incur exploration and development expenditures of at least $750,000 within two years, of which $250,000is to be expended during the first year of the agreement.

A copy of the form of Letter Agreement between the registrant and Golden Cycle Gold Corporation, entered on or about August 23, 2006, is attached as Exhibit 10.1 and is incorporated herein by reference. The press release attached as Exhibit 99.1 is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit	Description of Exhibit

	10.1	Form of Letter Agreement between the registrant and Golden Cycle Gold Corporation, entered on or about August 23, 2006.
	99.1	Press Release dated August 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2006	TORNADO GOLD INTERNATIONAL CORP.

	By:	/s/ EARL W. ABBOTT
Earl W. Abbott
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit

10.1	Form of Letter Agreement between the registrant and Golden Cycle Gold Corporation, entered on or about August 23, 2006.
99.1	Press Release dated August 29, 2006.